Exhibit 10.3

Larry Hammond, 004049
Anne M. Chapman, 025965
Kathleen E. Brody, 026331
OSBORN MALEDON, P.A.
2929 North Central Avenue, 21st Floor
Phoenix, Arizona 85012-2793
(602) 640-9000
lhammond@omlaw.com
achapman@omlaw.com
kbrody@omlaw.com

Attorneys for Western Union Financial Services, Inc.

IN THE SUPERIOR COURT OF THE STATE OF ARIZONA
IN AND FOR THE COUNTY OF MARICOPA

State of Arizona, ex rel. Attorney General Thomas C. Horne, Plaintiff, vs. Western Union Financial Services, Inc. Defendant.	) ) ) ) ) ) ) ) ) )	No. CV2010-005807 ORDER GRANTING STIPULATED MOTION TO MODIFY AMENDMENT TO SETTLEMENT AGREEMENT
The State of Arizona ex rel. Thomas C. Horne, Attorney General (“State”) and Western Union Financial Services, Inc. (“Western Union”), having filed a Stipulated Motion to Modify Amendment to Settlement Agreement, and good cause appearing,

IT IS HEREBY ORDERED THAT, with respect to paragraph 17.1.6 the January 31, 2014 Amendment (“Amendment”) to the February 11, 2010 Settlement Agreement (“Agreement”), the March 14, 2014 deadline for Participating States to execute separate agreements with Western Union regarding the provision of data for transactions sent to or from locations within the Southwest Border Data Area is extended until April 14, 2014, and all references to March 14, 2014, in paragraph 17.1.6 are changed to April 14, 2014. The modified paragraph 17.1.6 reads as follows:

17.1.6 For five years after the date of this Amendment and subject to compliance with applicable law, Western Union shall deliver to those with appropriate legal authority within the State and the Participating States with reasonable promptness full transaction data relating to all transactions, including Orlandi Valuta, Vigo, and WUBS transactions, sent to or from locations within the Southwest Border Data Area involving transactions in amounts of $500 or more. The Southwest Border Data Area includes the States of California, Arizona, New Mexico, and Texas, and the country of Mexico. Western Union’s obligation to provide data under this paragraph shall include only data for transactions sent to or from locations within the Southwest Border Area, as defined in the Agreement, until April 14, 2014. If, on or before April 14, 2014, the Participating States (California, New Mexico, and Texas) execute agreements with Western Union regarding the provision of data for transactions sent to or from locations within the Southwest Border Data Area, Western Union shall deliver to the State and the Participating States transaction data for the Southwest Border Data Area. If a Participating State does not execute an agreement with Western Union on or before April 14, 2014, regarding the provision of data for transactions sent to or from locations within the Southwest Border Data Area, such state will be a “Non-Participating State.” Western Union will have no obligation under the Agreement or this Amendment to provide transaction data to a Non-Participating State, and Western Union shall not have an obligation to provide data to the State regarding any transactions sent to or from a Non-Participating State, except those transactions sent to or from the State of Arizona, Participating States, and the country of Mexico. When a Non-Participating State executes an agreement with Western Union regarding the provision of data for transactions sent to or from locations within the Southwest Border Data Area, then Western Union will deliver transaction data for locations to or from such Participating State to both the State of Arizona and such Participating State. The State shall not share any transaction data that it receives under this Amendment with any Non-Participating State or third-party recipient unless such Non-Participating State or third-party recipient executes an agreement with the State under which such Non-Participating State or third-party recipient is bound by the privacy provisions of the Order attached hereto as Exhibit A and the immunity provisions contained in paragraph 13 of the Agreement. If a Participating State does not execute an agreement with Western Union on or before April 14, 2014, regarding the provision of data for transactions sent to or from locations within the Southwest Border Data Area, the State and Western Union will make good faith attempts to resolve any objections of that state and to accommodate that state’s concerns. If the State and Western Union are unable to resolve a state’s objections, the parties will confer with the Court regarding the possibility of amending the form of order issued in connection with this Amendment.

IT IS FURTHER ORDERED THAT, with respect to paragraphs 12.7 and 12.9 of the Amendment, all references to the FIRG Fund are changed to the State Center. The modified paragraphs 12.7 and 12.9 read as follows:

12.7 The Center’s activities, including information technology hardware, software and maintenance, travel to its meetings, meeting rooms, personnel, and other expenses, will be funded by a payment from Western Union of $150,000 per month to the State Center for five years commencing on the date of this Amendment. In addition, Western Union shall pay $250,000.00 to the State Center to fund privacy, confidentiality, and information security measures, including those required by the Order, attached hereto as Exhibit A.

12.9 In the event that the expenses of the Center in any year are below the amount paid by Western Union to the State Center, then the difference shall be credited to Western Union’s obligation for the following year. If, after Western Union’s obligation to fund the Center terminates, there remain any funds in excess of the Center’s expenses, the remaining funds shall be returned to Western Union.

IT IS FURTHER ORDERED THAT all other terms of the Amendment and the Court’s January 31, 2014 Order Approving Amendment to Settlement Agreement shall remain unchanged and in full force and effect.

DATED this 14 day of March, 2014.

/s/ Hon. Warren Granville
THE HONORABLE WARREN GRANVILLE
MARICOPA COUNTY SUPERIOR COURT JUDGE

ORIGINAL lodged this 14 day of
March, 2014, with:

HON. WARREN GRANVILLE
Judge of the Superior Court
South Court Tower
175 W. Madison
Phoenix, AZ 85003

COPY of the foregoing mailed this
14 day of March, 2013, to:

D. Matthew Conti
Office of the Attorney General
1275 W. Washington
Phoenix, Arizona 85007

Monitor Theodore Greenberg
Greenberg Consulting Arizona LLC
4852 Hutchins Place
Washington, D.C. 20007
/s/ Patricia D. Palmer